Annual Shareholder Meeting April 19, 2023 Exhibit 99.1

2 Deposit Advantage Well diversified deposit base (1) As of 12/31/2022. Peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Source: Bank Call Reports. ...Resulting in the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... Total Household Deposits vs. Total Deposits(1) • Regions ranks #1 vs. peers in several metrics measuring the retail/granular nature of our deposit base

Diversified Deposit Base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)

Total Primary Liquidity is ~2x the levels of less stable deposit categories
Note: 'Retail' includes consumer, wealth and small business



Retail Uninsured $8.6
Other $0.5
Wholesale Non-Operational Uninsured $9.8
Less Stable Categories
Wholesale Operational Uninsured $14.9
$128.5B
Retail Insured $81.0
More Stable Categories
Wholesale Insured $4.1
Public Funds + Trust $9.6

Diversified Industry Mix of Wholesale Deposit Balances(2)



Real Estate - Services, Construction & Other, 12%
Government & Public Sector, 11%
All Other, 28% (no single category exceeds 3%)
Educational Services 10%
Healthcare - Facilities, 3%
Retail Trade, 4%
Financial Services - Banking & Trust, 8%
Financial Services - Insurance, Leasing & Funds, 4%
Professional, Scientific & Technical Services, 8%
Unassigned, 6%
Religious, Leisure, Personal & Non-Profit Services, 6%

- ~75% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >97% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- A vast majority (90%) of retail deposits (per FR 2052a definition: $90B) are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits; Average Consumer NIB Account balance of ~$5,600 (as of 1Q23)
- >90% of consumer checking households include a high-quality checking account[3]; further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more

(1) $ in billions as of 3/31/2023. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS 3

Liquidity Advantage

GENERATING Consistent Sustainable Long-term Performance

Key Liquidity Position/Levels as of 3/31/2023

$ in Billions

Position as of	12/31/2022		3/31/2023	
Cash at the Federal Reserve[1]	$	9.1	$	6.5
Liquid Securities Free to Use incl. BTFP[2]		18.5		20.7
Liquid IG Corporate Bonds		0.7		0.6
Regions Highly Liquid Assets incl. BTFP	$	28.3	$	27.8
Other Unencumbered Securities		0.1		0.1
Federal Home Loan Bank Availability		14.5		13.2
Total Primary Liquidity (TPL) incl. BTFP	$	42.9	$	41.1
Discount Window (DW) Availability[3]		13.2		12.8
TPL including BTFP and DW	*$*	*56.1*	*$*	*53.9*

Regions' liquidity position is strong and stable. Regions' granular deposit base and low level of reliance on wholesale borrowing continues to be a source of strength and stability. As of 3/31/2023:

- Available total primary liquidity was ~$41.1B (see table above), from readily usable sources
- Regions does not need to sell securities or loans to generate cash, and has reliable capacity at the FHLB or through the Fed's new Bank Term Lending Facility in addition to cash already on hand
- Regions' deposit flows in 1Q have largely been in line with expectations for balance normalization; March ending balances are approximately flat with levels in early March
- **Excluding available capacity at the Discount Window, Regions had more than a 2-to-1 ratio of primary liquidity to uninsured retail deposits and non-operational wholesale deposits combined (~3-to-1 ratio including the Discount Window)**

(1) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (2) Liquid Securities Free to Use (incl. Bank Term Funding Program (BTFP)) are comprised of Free to Pledge Securities and the incremental BTFP borrowing availability due to Par Value vs Market Value (~$1.7B value for 3/31/23). Liquidity value from Free to Pledge Securities can be obtained via Federal Home Loan Bank, Bank Term Funding Program, repo, sale, or Fed Discount Window. (3) Discount window values are updated monthly and reflect changes in amount and mixture of eligible pledged collateral.

REGIONS 4

5 Operating from a Strong Foundation Defining our culture while focusing on doing the right things, the right way Do What is Right Focus on Your Customer Reach Higher Enjoy Life Our Mission & Core Values Our mission is to achieve superior economic value for our shareholders over time by making life better for our customers, associates and communities and creating shared value as we help them meet their financial goals and aspirations. Put People First Our Strategy: Soundness, Profitability, & Growth Soundness: Protecting strong foundation to be in position to further enhance customer experience by modernizing operating systems, preventing fraud, managing risk, & strengthening our balance sheet Profitability: Delivering value to all stakeholders by making strategic investments, maintaining high credit standards, & continuously improving how we operate and produce results Growth: Innovating & transforming every area of organization to build our future bank by changing how we go to market, providing customers with greater convenience & access, and empowering all associates to work together, smarter & better

2022 Overview

Continue to generate consistent, sustainable long-term performance

GENERATING Consistent Sustainable Long-term Performance

Key Performance Metrics	FY22 Reported	FY22 Adjusted[1]
Net Income Available to Common Shareholders	$2.1B	
Diluted Earnings Per Share	$2.28	
Total Revenue	$7.2B	$7.2B
Non-Interest Expense	$4.1B	$3.9B
Pre-Tax Pre-Provision Income[1]	$3.1B	$3.3B
Efficiency Ratio	56.0%	53.9%
Net-Charge Offs	0.29%	0.22%

2022 Highlights

- Both reported and adjusted FY PPI[1] represent highest level on record
- Strong capital and liquidity position to invest in business and support customers
- In 3Q22, increased quarterly dividend per share by 18%
- Asset quality remained broadly stable
- Adjusted NCOs were the lowest since 2006
- Robust credit risk management framework
- Continued focus on disciplined capital allocation and risk-adjusted returns
- Top quartile returns on ROATCE and 1 & 3 year TSR[2]

(1) Non-GAAP, see Appendix for reconciliation. (2) Peer banks include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, SNV, PNC, TFC, USB, and ZION.

REGIONS 6

Investments in Our Businesses

Investments in talent, technology and strategic acquisitions continue to pay off

GENERATING
Consistent Sustainable
Long-term Performance

CORPORATE

Treasury Management client base grew 9% YoY[1]; 2022 Revenue grew 10% achieving new record

Ascentium Capital experienced record 2022 loan production, up 25% YoY

Sabal closed +$730M loans in 2022, FNMA small balance origination volume doubled

Migrated iTreasury to modern platform & launched Real-Time Payment send capabilities

Top talent acquisition in key areas: SBA, Franchise, New Markets Tax Credits & Equip. Finance

Enhanced origination productivity: BUILT, Blooma, & nCino; Continued expansion of Regions Client IQ (RCLIQ)

CONSUMER

Mobile users increased 5.7% YoY

Industry leading Customer Satisfaction and primacy levels

EnerBank generating high quality loans; synergy work ongoing

Significantly improved closing time on home equity products

Completed $13B UPB MSRs bulk purchases & continue to purchase MSRs on a flow basis

Upgraded mortgage contact relationship management platform

WEALTH

Record 2022 non-interest income reflecting growth of 9.2% vs PY

Growth in revenue per quality relationship[2] of 14.5%

Better use of data contributing to strong PWM retention rate[3] of 93%

Investment Services average monthly revenue up 17%, over PY

40% of all PWM Clients have a Wealth Plan, allowing us to help them focus on their unique goals

Strong Client Satisfaction and Associate Engagement scores

REGIONS 7

(1) December 2022 vs 2021. (2) Quality Relationships defined as having a cumulative $500K in loans, deposits and IM&T accounts, revenue per Quality Relationship measured over TTM, Nov '22 vs Dec '21.
(3) Retention of IM&T revenue vs baseline.

8 Regions Bank recognized as a 2023 Top 10 Military Friendly Brand Regions Bank earned the Great Place to Work-Certified™ Company designation based on what current associates say about their experience working here Eight Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2022 Regions Bank Ranked Highest in Customer Satisfaction in J.D. Power 2022 U.S. Online Banking Satisfaction Study Among Regional Banks for third year in a row Regions Bank named a Best Place to Work for LGBTQ+ Equality by Human Rights Campaign Foundation Regions Bank named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability:IN Regions Financial named one of America’s most JUST Companies for third consecutive year Regions Receives Top Honors Newsweek Most Responsible Companies in America For the second year, Regions earned Gallup's Don Clifton Strengths-Based Culture Award, which recognized organizations in 2022 with workplace cultures that put the strengths of all associates at the core of how they collaborate, make decisions and work every day.

9 Enhancing Associate Experience Ensuring diverse talent, equitable access & inclusion Our future means investing in our people today. In 2022, we advanced a number of initiatives to provide cutting-edge training and development tools while also securing new pathways to create a more diverse, equitable and inclusive company • Established the DEI executive Council to provide input and guidance over DEI programs & priorities • Continued to expand DEI Networks • Introduced internal DEI training • Held the first Women of Regions Symposium Cultivating a Diverse, Equitable and Inclusive Culture • Introduced the Regions LEADS program to provide leadership training to all associates • Expanded Degreed learning platform enterprise-wide • Provided tuition-free education opportunities through Guild Education Investing in Talent & Enablement • Provided a toll-free number and website that are available 24 hours a day, 7 days a week for associates to report legal, regulatory, or internal issues in confidence • Expanded parental leave policies for birth mothers, fathers, and adoptive parents • Reinforced our Code of Conduct through guidelines addressing harassment, retaliation, workplace violence, and abusive conduct Maintaining a Safe & Healthy Working Environment

10 Delivering Shared Value Environmental, Social & Governance Our Mission & Core Values Teams Informed, engaged, and as diverse as our communities Products & Services Aligned with customers’ unique goals and strategies Governance Risks and opportunities overseen and managed in line with broader business strategy At Regions, we consider ESG as another way to describe how we carry out our mission to deliver shared value. Communities Investments in development and financial wellness

11 Appendix

12 Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), as well as the adjusted efficiency ratio (non-GAAP) and the adjusted fee income ratio (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

13 Non-GAAP reconciliation Adjusted Net Charge-Offs and Ratio Year-Ended For the Quarter Ended ($ amounts in millions) 2022 2021 12/31/2022 9/30/2022 6/30/2022 3/31/2022 12/31/2021 Net loan charge-offs (GAAP) $263 $204 $69 $110 $38 $46 $44 Less: charge-offs associated with the sale of unsecured consumer loans 63 — — 63 — — — Adjusted net loan charge-offs (non-GAAP) $200 $204 $69 $47 $38 $46 $44 Net loan charge-offs as a percentage of average loans, annualized (GAAP) 0.29% 0.24% 0.29% 0.46% 0.17% 0.21% 0.20 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.22% 0.24% 0.29% 0.19% 0.17% 0.21% 0.20%

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	Year Ended 2022	Quarter Ended 12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21	
Net income available to common shareholders (GAAP)	$ 2,146	$ 660	$ 404	$ 558	$ 524	$ 414	$ 256	63.4 %	$ 246	59.4 %
Preferred dividends (GAAP)	99	25	25	25	24	24	—	— %	1	4.2 %
Income tax expense (GAAP)	631	187	133	157	154	103	54	40.6 %	84	81.6 %
Income before income taxes (GAAP)	2,876	872	562	740	702	541	310	55.2 %	331	61.2 %
Provision for (benefit from) credit losses (GAAP)	271	112	135	60	(36)	110	(23)	(17.0)%	2	1.8 %
Pre-tax pre-provision income (non-GAAP)	3,147	984	697	800	666	651	287	41.2 %	333	51.2 %
Other adjustments:										
Securities (gains) losses, net	1	—	1	—	—	—	(1)	(100.0)%	—	NM
Leveraged lease termination gains, net	(1)	—	—	—	(1)	—	—	NM	—	NM
Insurance proceeds	(50)	(50)	—	—	—	—	(50)	NM	(50)	NM
Salaries and employee benefits—severance charges	—	—	—	—	—	1	—	NM	(1)	(100.0)%
Branch consolidation, property and equipment charges	3	5	3	(6)	1	—	2	66.7 %	5	NM
Professional, legal and regulatory expenses	179	—	179	—	—	15	(179)	(100.0)%	(15)	(100.0)%
Total other adjustments	132	(45)	183	(6)	—	16	(228)	(124.6)%	(61)	(381.3)%
Adjusted pre-tax pre-provision income (non-GAAP)	$ 3,279	$ 939	$ 880	$ 794	$ 666	$ 667	$ 59	6.7 %	$ 272	40.8 %

NM - Not Meaningful

REGIONS 14

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Twelve Months Ended December 31 2022	2021	2022 vs. 2021	
Non-interest expense (GAAP)	A	$ 4,068	$ 3,747	$ 321	8.6 %
Adjustments:					
Contribution to the Regions Financial Corporation foundation		—	(3)	3	100.0 %
Branch consolidation, property and equipment charges		(3)	(5)	2	40.0 %
Salaries and employee benefits—severance charges		—	(6)	6	100.0 %
Loss on early extinguishment of debt		—	(20)	20	100.0 %
Professional, legal and regulatory expenses [1]		(179)	(15)	(164)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 3,886	$ 3,698	$ 188	5.1 %
Net interest income (GAAP)	C	$ 4,786	$ 3,914	$ 872	22.3 %
Taxable-equivalent adjustment		47	44	3	6.8 %
Net interest income, taxable-equivalent basis	D	$ 4,833	$ 3,958	$ 875	22.1 %
Non-interest income (GAAP)	E	$ 2,429	$ 2,524	$ (95)	(3.8)%
Adjustments:					
Securities (gains) losses, net		1	(3)	4	133.3 %
Gains on equity investment		—	(3)	3	100.0 %
Leveraged lease termination gains		(1)	(2)	1	50.0 %
Bank owned life insurance [2]		—	(18)	18	100.0 %
Insurance proceeds [1]		(50)	—	(50)	NM
Adjusted non-interest income (non-GAAP)	F	$ 2,379	$ 2,498	$ (119)	(4.8)%
Total revenue	C+E= G	$ 7,215	$ 6,438	$ 777	12.1 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 7,165	$ 6,412	$ 753	11.7 %
Total revenue, taxable-equivalent basis	D+E=I	$ 7,262	$ 6,482	$ 780	12.0 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 7,212	$ 6,456	$ 756	11.7 %
Operating leverage ratio (GAAP) [3]	I-A				3.5 %
Adjusted operating leverage ratio (non-GAAP) [3]	H-B				6.6 %
Efficiency ratio (GAAP) [3]	A/I	56.0 %	57.8 %		
Adjusted efficiency ratio (non-GAAP) [3]	B/J	53.9 %	57.3 %		
Fee income ratio (GAAP) [3]	E/I	33.5 %	38.9 %		
Adjusted fee income ratio (non-GAAP) [3]	F/J	33.0 %	38.7 %		

NM - Not Meaningful

REGIONS 15

16 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Rising interest rates could negatively impact the value of our portfolio of investment securities. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • The effects of social media on market perceptions of us and banks generally. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. Forward-looking statements

17 • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as special FDIC assessments, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. Forward-looking statements (continued)

18 Forward-looking statements (continued) • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.